JPMorgan China Region Fund, Inc.

J.P.Morgan
Asset Management

Benchmark^

80 % MSCI Golden Dragon Index (Net)
20 % CSI 300 Index (Net)

Investment objective

Long term capital appreciation through investments primarily in equity securities of companies with substantial assets in, or revenues derived from, the People's Republic of China, Hong Kong, Taiwan and Macau.

Fund statistics

Fund manager	**Emerson Yip**
Listed	New York Stock Exchange
Net Assets (as at 28/02/17)	USD 118.74m
Launch date	16th July 1992
Dividends (Ex-dividend date)	USD 0.3446 (7 December 2016)
Actual Leverage[B]	**7.27%**

Performance data

(as at 28/02/17)



400
350
300
250
200
150
100
50
0
02/97 02/99 02/01 02/03 02/05 02/07 02/09 02/11 02/13 02/15 02/17
Share price
Net asset value
Benchmark^

Cumulative performance (as at 28/02/17)

%	1 mth	3 mths	2017 YTD	1 year	3 year	5 year	10 years
Share price	**4.3**	**10.5**	**14.3**	**43.5**	**33.8**	**49.4**	**94.2**
Net asset value	**2.8**	**3.1**	**9.1**	**26.4**	**19.5**	**33.9**	**56.5**
Benchmark^	3.2	4.3	9.3	26.9	26.3	30.5	68.8

Rolling 12 month performance (as at 28/02/17)

%	2017/2016	2016/2015	2015/2014	2014/2013	2013/2012
Share price	**43.5**	**-23.0**	**21.1**	**2.0**	**9.5**
Net asset value	**26.4**	**-21.3**	**20.2**	**3.4**	**8.4**
Benchmark^	26.9	-20.9	25.8	-1.2	4.6

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate and shares, when sold, may be worth more or less than original cost. Current performance may be lower or higher than the performance data quoted. All return data includes investment management fees, administrative and custodial charges, bank loan expenses and assumes the reinvestment of all distributions. Returns for periods less than one year are not annualized.

Market capitalization breakdown

(as at 28/02/17)

(Large Cap > USD 2bn, Mid Cap USD 500m - USD 2bn, Small Cap < USD 500m)



100
80
60
40
20
0
94.0
97.8
6.0
2.2
0.0
0.0
Fund Bmark
Large Cap
62 Stocks
Fund Bmark
Mid Cap
10 Stocks
Fund Bmark
Small Cap
0 Stocks

Total number of stocks in the Fund's portfolio: 72

Top 10 holdings

(as at 28/02/17)

Holding	Fund %	Benchmark^ weight
Tencent Holdings	7.5	5.7
Taiwan Semiconductor Manufacturing	7.2	5.5
Alibaba Group Holding	5.5	4.4
Bank of China	4.6	1.7
Ping An Insurance*	3.6	1.9
AIA Group	3.5	2.9
China Merchants Bank*	3.3	0.8
LARGAN Precision	2.3	0.6
CNOOC	2.2	0.8
Cheung Kong Property Holdings	1.8	0.7
Sub-Total	41.5	25.0

* Denotes China A-share holding

Sector

(as at 28/02/17)



Fund %
Active %
31.30% Information Technology 3.4%
29.2% Financials -5.5%
12.1% Consumer Discretionary 3.2%
6.6% Industrials -1.7%
4.0% Health Care 2.1%
3.4% Utilities -0.3%
2.9% Consumer Staples -0.1%
2.2% Energy -1.1%
2.1% Telecommunication Services -2.4%
1.4% Materials -2.4%
4.8% Liquidity 4.8%
100.0% Total

^ Customized benchmark - 80% MSCI Golden Dragon Index (NDR), 20% CSI 300 Index (Net), Prior to 13-Apr-2012, MSCI Golden Dragon Index (NDR), Prior to 1-Mar-2001, 25% TWII, 20% BNPPCI, 50% MSCI HK, 5% HSBC; Prior to 1-Mar-1999, 60% HK SE All Ordinaries, 30% CLSA China B, 10% Taiwan SE Weighted; Prior to 1-Jan-1997, Peregrine Greater China Index.

Formerly JF China Region Fund, Inc., the Fund name was changed on 06/12/13.

B Actual leverage represents the excess amount above shareholders' funds of total assets less cash/cash equivalents, expressed as a percentage of shareholders' funds. If the amount calculated is negative, this represents a net cash position.

Fund information

Share price	USD 17.81
NAV per share	USD 18.42
	Discount (-) / Premium
Current	-3.3%
Shares in issue	6,447,637

Fund code

Bloomberg	JFC US
ISIN	US46614T1079
Sedol	2471392

Portfolio

(as at 28/02/17)

Fund %		Active %
19.9%	China - 'A' Shares	-0.1%
16.9%	Hong Kong	1.1%
15.2%	Taiwan	-4.8%
12.5%	China - Hong Kong 'P Chip'	3.2%
11.4%	China - Hong Kong 'H'	-5.6%
11.1%	China - Hong Kong 'Red Chip'	3.2%
8.2%	China - Others	-1.7%
0.0%	China - 'B' Shares	-0.1%
4.8%	Net Liquidity	4.8%
100.0%	Total	

Portfolio review

(as at 28/02/17)

Greater China equities continued to rally alongside global equities on reflation expectations. The MSCI Taiwan Index outperformed, with technology stocks buoyed by high expectations for the new iPhone and financials and cyclicals on hopes of global reflation. The MSCI China Index and onshore China equities rose despite modest tightening from the central bank, as cyclical indicators remained strong, indicating the economy can withstand higher rates. The MSCI Hong Kong Index surged as mainland companies bid aggressively in local land sales despite the prospect of higher rates, partially given lingering worries about the currency.

Market outlook

(as at 28/02/17)

While the direction of U.S. trade and foreign policy remains unclear, the prospect of synchronized U.S.-China growth continues. Corporate earnings season has also provided encouraging signs of a broadening acceleration in China, as a number of consumer bellwethers reported solid revenues. The next test in China will be the ability of downstream companies to pass through cost increases. While we expect some growth headwinds for the old economy due to rising rates and fading stimulus (real estate and autos), in lieu of a sudden dollar rally altering the pace of rate normalization, the probability of rising equities remains high. Fund strategies remain unchanged, with an emphasis on technology, healthcare and consumer spending in Greater China.

Further information

Investment Adviser: JF International Management Inc.
Website: www.jpmchinaregionfund.com
Administration: Lucy Dina +44 (0)20 7742 3735

Full portfolio holdings

(as at 28/02/17)

Holding	Values Sum of Traded Market Value (Base)	Sum of Weight
Information Technology	**41,866,250**	**31.3**
TENCENT HOLDINGS LTD COMMON STOCK HKD 0.00002	10,060,815	7.5
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD COMMON	9,695,340	7.2
ALIBABA GROUP HOLDING LTD ADR USD 0.000025	7,336,770	5.5
LARGAN PRECISION CO LTD COMMON STOCK TWD 10	3,116,832	2.3
AAC TECHNOLOGIES HOLDINGS INC COMMON STOCK HKD	2,253,604	1.7
HANGZHOU HIKVISION DIGITAL TECHNOLOGY CO LTD	1,744,962	1.3
ADVANCED SEMICONDUCTOR ENGINEERING INC COMMON	1,494,786	1.1
HAN'S LASER TECHNOLOGY INDUSTRY GROUP CO LTD	1,394,247	1.1
WANGSU SCIENCE & TECHNOLOGY CO LTD COMMON STOCK	1,203,392	0.9
SILICON MOTION TECHNOLOGY CORP ADR USD 0.01	941,891	0.7
GOERTEK INC COMMON STOCK CNY 1	894,556	0.7
WISTRON NEWEB CORP COMMON STOCK TWD 10	893,920	0.7
LUXSHARE PRECISION INDUSTRY CO LTD COMMON STOCK	830,202	0.6
ADVANCED SEMICONDUCTOR ENGINEERING INC RIGHT TWD	4,934	0.0
Financials	**39,076,852**	**29.2**
BANK OF CHINA LTD COMMON STOCK HKD 1	6,099,349	4.6
PING AN INSURANCE GROUP CO OF CHINA LTD COMMON	4,753,194	3.6
AIA GROUP LTD COMMON STOCK HKD 0	4,719,931	3.5
CHINA MERCHANTS BANK CO LTD COMMON STOCK HKD 1	4,459,638	3.3
CHEUNG KONG PROPERTY HOLDINGS LTD COMMON STOCK HKD	2,431,566	1.8
HONG KONG EXCHANGES & CLEARING LTD COMMON STOCK	2,337,874	1.8
BOC HONG KONG HOLDINGS LTD COMMON STOCK HKD 0	2,270,002	1.7
WHARF HOLDINGS LTD/THE COMMON STOCK HKD 0	1,530,246	1.1
E.SUN FINANCIAL HOLDING CO LTD COMMON STOCK TWD 10	1,522,920	1.1
POLY REAL ESTATE GROUP CO LTD COMMON STOCK CNY 1	1,502,436	1.1
CHINA TAIPING INSURANCE HOLDINGS CO LTD COMMON	1,362,991	1.0
CHINA LIFE INSURANCE CO LTD/TAIWAN COMMON STOCK	1,225,686	0.9
DAH SING BANKING GROUP LTD COMMON STOCK HKD 0	1,124,227	0.8
CHINA RESOURCES LAND LTD COMMON STOCK HKD 0.1	1,097,837	0.8
INDUSTRIAL BANK CO LTD COMMON STOCK CNY 1	892,758	0.7
POSTAL SAVINGS BANK OF CHINA CO LTD COMMON STOCK	881,743	0.7
HUATAI SECURITIES CO LTD COMMON STOCK CNY 1	864,456	0.7
Consumer Discretionary	**16,235,582**	**12.1**
JD.COM INC ADR USD 0.00002	1,785,288	1.3
SANDS CHINA LTD COMMON STOCK HKD 0.01	1,744,606	1.3
NEXTEER AUTOMOTIVE GROUP LTD COMMON STOCK HKD 0.1	1,488,240	1.1
HANGZHOU ROBAM APPLIANCES CO LTD COMMON STOCK CNY	1,233,520	0.9
SAIC MOTOR CORP LTD COMMON STOCK CNY 1	1,205,153	0.9
CHINA CYTS TOURS HOLDING CO LTD COMMON STOCK CNY 1	1,065,993	0.8
CTRIP.COM INTERNATIONAL LTD ADR USD 0.01	1,029,448	0.8
BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LTD COMMON	1,027,812	0.8
IMAX CHINA HOLDING INC COMMON STOCK HKD 0.0001	850,584	0.6
TECHTRONIC INDUSTRIES CO LTD COMMON STOCK HKD 0	841,567	0.6
CHOW SANG SANG HOLDINGS INTERNATIONAL LTD COMMON	815,986	0.6
SAMSONITE INTERNATIONAL SA COMMON STOCK HKD 0.01	757,897	0.6
REGINA MIRACLE INTERNATIONAL HOLDINGS LTD COMMON	695,776	0.5
CHONGQING CHANGAN AUTOMOBILE CO LTD COMMON STOCK	616,998	0.5
CAFE DE CORAL HOLDINGS LTD COMMON STOCK HKD 0.1	611,524	0.5
PACIFIC TEXTILES HOLDINGS LTD COMMON STOCK HKD	465,190	0.3

Full portfolio holdings (cont'd)

Holding	Values Sum of Traded Market Value (Base)	Sum of Weight
Industrials	**8,813,236**	**6.6**
CK HUTCHISON HOLDINGS LTD COMMON STOCK HKD 1	2,112,471	1.6
CHINA EVERBRIGHT INTERNATIONAL LTD COMMON STOCK	1,390,509	1.0
BEIJING ORIGINWATER TECHNOLOGY CO LTD COMMON STOCK	1,031,901	0.8
CHINA CONCH VENTURE HOLDINGS LTD COMMON STOCK HKD	909,379	0.7
BOC AVIATION LTD COMMON STOCK HKD	879,563	0.7
SPRING AIRLINES CO LTD COMMON STOCK CNY 1	817,809	0.6
SHUN TAK HOLDINGS LTD COMMON STOCK HKD 0	616,131	0.5
AVIC AVIATION ENGINE CORP PLC COMMON STOCK CNY 1	583,483	0.4
GUOXUAN HIGH-TECH CO LTD COMMON STOCK CNY 1	471,990	0.3
Liquidity	**6,370,608**	**4.8**
Net Liquidity	6,370,608	4.8
Health Care	**5,423,849**	**4.0**
JIANGSU HENGRUI MEDICINE CO LTD COMMON STOCK CNY 1	1,898,524	1.4
SINO BIOPHARMACEUTICAL LTD COMMON STOCK HKD 0.025	1,703,719	1.3
CHINA RESOURCES PHOENIX HEALTHCARE HOLDINGS CO LTD	1,067,723	0.8
CHINA MEDICAL SYSTEM HOLDINGS LTD COMMON STOCK HKD	753,883	0.5
Utilities	**4,511,873**	**3.4**
CHINA RESOURCES GAS GROUP LTD COMMON STOCK HKD 0.1	1,813,472	1.4
CGN POWER CO LTD COMMON STOCK HKD 1	1,207,832	0.9
CHINA YANGTZE POWER CO LTD COMMON STOCK CNY 1	831,396	0.6
BEIJING ENTERPRISES WATER GROUP LTD COMMON STOCK	659,174	0.5
Consumer Staples	**3,825,367**	**2.9**
KWEICHOW MOUTAI CO LTD COMMON STOCK CNY 1.0	1,527,318	1.1
PRESIDENT CHAIN STORE CORP COMMON STOCK TWD 10	1,394,535	1.1
WH GROUP LTD COMMON STOCK HKD 0.0001	903,514	0.7
Energy	**2,909,067**	**2.2**
CNOOC LTD COMMON STOCK HKD 0	2,909,067	2.2
Telecommunication Services	**2,822,000**	**2.1**
CHINA TELECOM CORP LTD COMMON STOCK HKD 1	1,921,176	1.4
HKT TRUST & HKT LTD STAPLED SECURITY HKD 0.0005	900,823	0.7
Materials	**1,889,538**	**1.4**
KANGDE XIN COMPOSITE MATERIAL GROUP CO LTD COMMON	1,233,479	0.9
ALUMINUM CORP OF CHINA LTD COMMON STOCK HKD 1	656,059	0.5
Grand Total	**133,744,223**	**100.0**

Source: J.P. Morgan, Reuters, Bloomberg

Benchmark Source: MSCI. The MSCI data is comprised of a custom index calculated by MSCI for, and as requested by, JPMAM (UK). The MSCI data is for internal use only and may not be redistributed or used in connection with creating or offering any securities, financial products or indices. Neither MSCI nor any other third party involved in or related to compiling, computing or creating the MSCI data (the "MSCI Parties") makes any express or implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and the MSCI Parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to such data. Without limiting any of the foregoing, in no event shall any of the MSCI Parties have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

All equity indices stated as 'Net' are calculated net of tax as per the standard published approach by the index vendor unless stated otherwise.

This material should not be relied on as including sufficient information to support an investment decision. US recipients of this information that wish to receive further information or effect transactions in the Fund's shares should contact JPM New York and not other brokers who may be listed in this report.

This document contains information concerning the performance of JF Investment Companies. It does not constitute or contain, and may not be used for the purposes of or in connection with, any offer or invitation or solicitation by or on behalf of any of the investment companies described herein to subscribe for or to purchase securities by anyone in any jurisdiction in which such offer, invitation or solicitation is not authorised, or to any person to whom it is unlawful to make such offer, invitation or solicitation. There is no assurance that the Fund will achieve its investment objective. You should remember that past performance is not a guide to the future. The price of investments and the income from them may fall as well as rise and you may not get back the full amount invested. All performance assumes reinvestment of all dividends and capital gain distributions. Total return based on share price reflects changes in market value. Total return based on net asset value reflects changes in the Fund's net asset value during each period. Shares of the Fund may trade above or below its net asset value. Current performance may be lower or higher than the performance data quoted. When a subscription involves a foreign exchange transaction, it may be subject to the fluctuations of currency values. Exchange rates may also cause the value of underlying overseas investments to go up or down. Investments in emerging markets may involve a higher element of risk due political and economic instability and underdeveloped markets and systems. Investments in smaller companies may involve a higher degree of risk as markets are usually more sensitive to price movements. Concentrating investments in the greater China region subjects the Fund to more volatility and greater risk of loss than geographically diverse funds. The views expressed herein are not to be taken as advice or a recommendation to buy or sell any investment.